UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 12, 2016

Intercontinental Exchange, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36198	46-2286804
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective October 12, 2016, Intercontinental Exchange, Inc. (“ICE” or the “Company”) amended and restated its Second Amended and Restated Certificate of Incorporation (such amended and restated certificate of incorporation, the “Third Amended and Restated Certificate of Incorporation”) to increase the Company’s total number of authorized shares of common stock from five hundred million (500,000,000) to one billion five hundred million (1,500,000,000), and to correspondingly increase the total number of shares of capital stock which ICE is authorized to issue from six hundred million (600,000,000) to one billion six hundred million (1,600,000,000).

The full text of the Company’s Third Amended and Restated Certificate of Incorporation, which is filed as Exhibit 3.1 to this Current Report on Form 8-K, is incorporated herein by reference.

Item 8.01.  Other Events.

On October 12, 2016, ICE issued a press release announcing that its board of directors, through a designated dividend committee, declared a five-for-one stock split of ICE’s common stock, to be effected in the form of a stock dividend that will be paid on November 3, 2016 to all stockholders of record as of the close of market on October 27, 2016. A copy of ICE’s press release announcing the stock split is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits

3.1	Third Amended and Restated Certificate of Incorporation of Intercontinental Exchange, Inc., dated October 12, 2016

99.1	Press Release dated October 12, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: October 12, 2016	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel